SECTION 6: CODE OF ETHICS

6.1 GENERAL PROVISIONS

In the interests of meeting its responsibilities to its Clients and Investors, and pursuant to Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, the Firm has promulgated this CODE OF ETHICS (the "CODE").

The Code sets forth the standards of conduct and other obligations that the Firm requires of all of its supervised persons -- including its directors, officers and employees. These standards are designed to guide the activities of the Firm and its employees in light of the duties that the Firm owes to its Clients and Investors.

As a minimum, the Firm's Access Persons (as defined below) and other supervised persons are expected to review the Code, understand its implications, and comply with the specific procedures it sets out. However, the Firm hopes that employees will strive to live up to not only the letter of the law (and this Code), but also to the ideals of the Firm and the high standards of professional and personal conduct to which the Firm is dedicated.

STANDARDS OF BUSINESS CONDUCT
The Firm requires that its supervised persons:

     o    demonstrate high standards of moral and ethical conduct;

     o act in accordance with the Firm's fiduciary duties to its Clients and Investors; and

     o    comply with all applicable federal securities laws.

Without limiting the generality of the foregoing, Rule 17j-1(b) of the 1940 Act makes it unlawful for any supervised person or other affiliated person of the Firm to, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Registered Fund:

     o    employ any device or scheme to defraud the Registered Fund;

     o make an untrue statement of material fact to the Registered Fund or omit to state a material fact necessary in order to make the statements made to the Registered Fund, in light of the circumstances under which they are made, not misleading;

     o engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Registered Fund; or

     o    engage in any manipulative practice with respect to the Registered
          Fund.

No supervised person or other affiliated person of the Firm may engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

MORAL AND ETHICAL CONDUCT. The Firm is dedicated to providing effective, appropriate and professional investment management services to its advisory Clients and for the benefit of Investors. The Firm's reputation is a reflection of the quality of its employees and their dedication to excellence in serving the Firm's Clients and Investors. To ensure these qualities and dedication to excellence, supervised persons

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must possess the requisite qualifications of experience, education, intelligence, and judgment necessary to effectively serve as investment management professionals. In addition, every supervised person is expected to demonstrate high standards of moral and ethical conduct for continued employment or affiliation with Chilton. The principles of openness, integrity, honesty and trust should guide supervised persons in their conduct on behalf of Chilton at all times.

FIDUCIARY DUTIES. As a registered investment adviser, the Firm has FIDUCIARY RESPONSIBILITY to its clients. In the context of the Firm's business, fiduciary responsibility should be thought of as the duty to place the interests of the client before those of the investment adviser. Failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act. Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor's decision to engage or continue to engage the adviser to manage the client's investments. The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm. An adviser's duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients. Finally, fiduciary responsibility includes the duty to avoid taking inappropriate advantage of one's position. The Firm's supervised persons are required to act in accordance with these fiduciary duties at all times.

COMPLIANCE WITH FEDERAL SECURITIES LAWS. The Firm's supervised persons are also required to comply with all applicable federal securities laws in the conduct of their work on behalf of the Firm. This Compliance Manual is intended to address certain laws applicable to the Firm's activities. Employees who have any questions about the impact of any of the laws, rules or regulations set forth herein should consult with a member of the Legal and Compliance Department.

For purposes of the foregoing, "FEDERAL SECURITIES LAWS" means: the Securities Act of 1933; the Securities Exchange Act of 1934; the Sarbanes-Oxley Act of 2002; the 1940 Act; the Advisers Act; Title V of the Gramm-Leach-Bliley Act; any rules adopted by the SEC under any of those statutes; and the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

The provisions of this Code are not meant to be all-inclusive but are intended as a guide for employees in their conduct. This Code is also intended to lessen the chance of any misunderstanding between the Firm and its employees regarding matters such as personal trading. In those situations where an employee may be uncertain as to the intent or purpose of this Code, he/she is advised to consult with the General Counsel and CCO. The General Counsel and CCO may, under circumstances that are considered appropriate or after consultation with the Compliance Committee, grant exceptions to the provisions contained in this Code only when it is clear that the interests of Clients and Investors will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the Clients and Investors even at the expense of the interests of employees. The Compliance Committee will satisfy themselves as to the adherence to this policy through periodic reports by the General Counsel and/or the CCO.

APPLICABILITY OF SECURITIES TRANSACTION REPORTING PROVISIONS
The Firm's "Access Persons" are required to provide the Firm with the securities transaction and holdings information described in Section 6.4. The Advisers Act defines an "Access Person" as any of the Firm's supervised persons, including its directors, officers and employees, who have access to nonpublic information about client holdings or securities transactions, or who are involved in making (or have access to) nonpublic securities recommendations to clients. The 1940 Act defines "Access Persons" of an adviser to include (i) any director, officer, general partner or employee of the adviser (or any company in a control relationship to an adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Registered Fund or

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whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to an adviser that obtains information concerning recommendations made to a Registered Fund with regard to purchase or sale of Covered Securities by the Registered Fund. Given the Firm's size and the variety of ways in which Chilton and CIS personnel may have access to information about Fund portfolios and trading activities in connection with the performance of their duties, the Firm has decided to treat all employees, officers and inside directors of Chilton and CIS as "Access Persons" for purposes of this Code. Directors who are not also employees or officers of Chilton or CIS will not be given access to information regarding nonpublic holdings and recommendations, and therefore, are not considered Access Persons and need not comply with the provisions of Sections 6.3 and 6.4.

FAILURE TO COMPLY WITH THE PROVISIONS OF THE CODE -- REPORTING OBLIGATIONS AND SANCTIONS
Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Chilton. It is important that employees understand the reasons for compliance with this Code. The Firm's reputation for fair and honest dealing with its Clients and Investors, and the investment community in general, has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction or other action considered questionable in light of the fiduciary duty owed to Clients and Investors. Employees are urged to seek the advice of the CCO and/or a designee for any questions as to the application of this Code to their individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for termination of employment with Chilton. Breaches of this Code may also subject employees to lesser disciplinary action, including, without limitation, warnings, reprimands, temporary suspensions, financial penalties or probation. In addition, the Firm may choose or be required to report certain types of disciplinary actions to regulators that enforce securities or other laws.

Each Chilton employee -- whatever his or her position -- is responsible for upholding the standards set forth in the Code. Each employee is obligated to report any violation of the Code. If an employee believes that something he or she has done, or that any other supervised person has done, may violate the Code, the employee must promptly report the issue to his or her supervisor and to the CCO and/or a designee.

DISTRIBUTION OF THE CODE AND ANY AMENDMENTS
It will be the responsibility of the CCO and/or a designee to ensure that the Firm distributes a copy of this Code (and any amendments) to all supervised persons and all other Access Persons. All supervised persons and all other Access Persons will be required to acknowledge in writing their receipt of the Code (and any amendments). Because this Code contains at least the same requirements as the Code of Ethics promulgated to comply with Rule 17j-1 under the 1940 Act (the "17J-1 CODE"), an acknowledgement of receipt of this Code (and any amendments) shall also constitute acknowledgement for purposes of the 17j-1 Code. Any material changes to the 17j-1 Code (i) will be submitted to the Board of Directors of each Registered Fund for which Chilton serves as investment adviser for approval within six months of adoption of such change and (ii) will promptly be reflected herein such that this Code continues to contain at least the same requirements as the 17j-1 Code.

REPORTS TO THE BOARD OF DIRECTORS OF A REGISTERED FUND
At least once a year, the CCO will review the adequacy of the 17j-1 Code and the effectiveness of its implementation. In addition, annually Chilton will provide a written report to the Board of Directors of any Registered Fund for which Chilton serves as investment adviser that describes any issues arising under the 17j-1 Code since the last report to the Registered Fund's Board of Directors, including, but not limited to, information about material violations of the 17j-1 Code or the procedures thereunder and sanctions imposed in response to the material violations. The report will also certify to such Board of Directors that Chilton has adopted procedures reasonably necessary to prevent Access Persons from violating the 17j-1 Code.

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6.2 TERMS APPLICABLE TO THIS CODE

COVERED SECURITIES

Section 202(a)(18) of the Advisers Act and Section 2(a)(3) of the 1940 Act define the term "SECURITY" as follows:

          [A]ny note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to a foreign currency, or in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For purposes of this Code, the term "COVERED SECURITIES" means all such Securities described above except:

     o    Securities that are direct obligations of the United States;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     o    Shares of money market funds; and

     o Shares of any registered open-end investment company (I. E. , mutual funds) so long as Chilton does not act as an investment adviser, sub-adviser or principal underwriter of the fund. See Exhibit 1 for a list of Registered Funds advised by Chilton that are deemed Covered Securities.

Although the term "COVERED SECURITIES" represents a broad list of investment products, for purposes of this Code the term will most often apply to securities listed on any of the nationally-recognized stock exchanges of the United States (I.E., the New York Stock Exchange, American Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange, or Philadelphia/Baltimore Stock Exchange, or the National Association of Securities Dealers Automated Quotation ("NASDAQ") market).

For the avoidance of doubt, the term "COVERED SECURITIES" specifically includes but is not limited to:

     o    Securities of companies domiciled inside and outside of the United
          States;

     o    Private placements and restricted securities;

     o Puts, calls, options including index options, warrants and similar securities that provide a right to acquire or sell equity securities upon exercise or conversion, whether or not such instruments are presently exercisable;

     o Bank loans, corporate bonds, direct obligations of any city, county, or state of the U. S. , direct obligations of any foreign government, trade claims, litigation claims, trust certificates, and securities and obligations of distressed entities;

     o Debt and equity derivative securities, such as equity swap contracts and credit default swaps for

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          which the underlying reference security would otherwise be a Covered
          Security hereunder, providing the holder with a synthetic position in an underlying security;

     o Exchange-traded funds, such as the NASDAQ 100 Index Tracking Stock (ticker "QQQ") and Standard & Poor's Depository Receipts (ticker "SPY");

     o Trust issued receipts, such as the "HOLDRS" products (E. G. , ticker "SMH"); and

     o Other financial instruments as determined by Chilton in its discretion.

If there is any question by an employee as to whether a security is a Covered Security under this Code, he/she should consult with the CCO and/or a designee for clarification on the issue before entering into any transaction with respect to the security. For the avoidance of doubt, derivatives are subject to the same personal trading rules as apply to the underlying reference security.

PERSONAL ACCOUNTS AND NO CONTROL ACCOUNTS
For purposes of this Code, the term "PERSONAL ACCOUNT" means an account over which an employee has any direct or indirect influence or control.

For purposes of this Code, it is presumed that each of the following accounts constitutes a "PERSONAL ACCOUNT" of an employee:

     o    A brokerage account in the name of or for the benefit of:

          o    the employee, either individually or jointly;

          o    the employee's spouse;

          o any child of the employee sharing the same household as the employee; or

          o    any person who is financially dependent upon the employee.

     o Any account over which the employee has the power, directly or indirectly, to influence the investment decisions.

Notwithstanding the presumption noted above, the term "PERSONAL ACCOUNT" does not include an employee account that substantially tracks a Client Account (a "PARALLEL ACCOUNT"), a No Control Account (as defined below) or an open-end mutual fund account that cannot maintain individual equity securities, so long as it does not hold shares of mutual funds for which Chilton acts as an adviser. The Firm reserves the right to review any such account and/or subject it to some or all of the provisions of this Code.

For purposes of this Code a "NO CONTROL ACCOUNT" means an account with respect to which an employee may have a direct or indirect beneficial ownership but over which the employee has no direct or indirect influence or control and which has been approved by the CCO to be treated as a No Control Account, which may include, among others, a non-self-directed 401(k) account and an employee stock purchase plan account.

If an employee believes that any account (including an account that falls under one of the presumptions listed above) should be designated a No Control Account and exempt from the definition of a Personal Account, he/she should so advise the CCO at which time the employee will be required to complete a No Control Account Certification attached as Exhibit 3. The CCO and or its designee will determine, in its discretion, whether the account will be approved to be treated as a No Control Account. While transactions in No Control Accounts do not require pre-clearance, copies of Trade Confirmations and Brokerage

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Statements for No Control Accounts are required as set out in Section 6.4 below. On a quarterly basis, employees are required to certify to No Control Account status.

6.3 PERSONAL TRADING BY EMPLOYEES

Personal securities transactions by employees are subject to the following trading restrictions:

RULES REGARDING PURCHASES

     o Employees generally may not directly or indirectly purchase any Covered Security in a Personal Account, subject to the following exceptions:

          o Employees may purchase (i) a Covered Security that is the subject of a private placement or (ii) corporate bonds but in each case only if the employee obtains prior written approval in accordance with the PRE-CLEARANCE PROCEDURES of this Code.

          o Employees may purchase open-end mutual funds and closed-end mutual funds other than those identified in Exhibit 1 (but not in an initial public offering or private placement) in a Personal Account without obtaining pre-clearance. However, ETFs are subject to the rules described below.

     o Covered Securities already held in a Personal Account at the time an employee begins employment with Chilton may continue to be held, but additional shares of such securities generally may not be directly or indirectly acquired in the Personal Account except as permitted above or through an automatic investment plan.

     o Employees may not purchase in a Parallel Account a Covered Security that is the subject of a private placement or an initial public offering.

RULES REGARDING SALES

     o Employees may sell a Covered Security in a Personal Account if the employee obtains prior written approval, in accordance with the PRE-CLEARANCE PROCEDURES of this Code, except,

          o Employees may sell open-end mutual funds and closed-end mutual funds in a Personal Account without obtaining pre-clearance. ETFs are subject to the rules described below.

     o Employees are prohibited from selling short any Covered Security in a Personal Account.

RULES REGARDING ETFS
Employees of Chilton may purchase and sell ETFs that are specifically designated on an approved list (see Exhibit 2), which list will be reviewed annually and is subject to oversight by Legal and Compliance. The following rules apply to such transactions:

     o All employees may buy or sell any of the ETFs on the designated approved list without preclearance, with no minimum holding period and with no limit on the number of transactions;

     o Sales of ETFs not specifically listed on the designated approved list are subject to normal preclearance rules and procedures.

     o    Purchases of ETFs not on the designated approved list are prohibited.

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Notwithstanding anything set forth in this section of the Manual regarding trading of ETFs, the Legal and Compliance Department retains authority to restrict any trade that creates an actual or apparent conflict of interest.

TRADING RESTRICTIONS BASED ON KNOWLEDGE
Unless an employee has disclosed all relevant information to the General Counsel and/or CCO regarding the applicable issue below and has received pre-clearance to trade, no employee may purchase or sell a Covered Security (with the exception of an ETF on the approved list) in a Personal Account if the employee IS AWARE THAT:

     o Such security is being considered for purchase or sale by the Research Department or Research Personnel, whether or not any order has been entered with the Trading Department;

     o The employee's trade is in a direction contrary to that currently recommended by the Research Department or Research Personnel, I. e., selling a security when the Research Department is recommending the purchase of that security or vice versa;

     o With respect to a purchase transaction by the employee, a Client or a client of CIS is selling such security or a related security, or has sold such a security within the past five (5) business days and such sale is not the result of a programmed trade (such as in the case of investor capital activity or a rebalancing program); or

     o With respect to a sale transaction by the employee, a Client or a client of CIS is purchasing that security or a related security, or has purchased such a security within the past five (5) business days and such purchase is not the result of a programmed trade (such as in the case of investor capital activity or a rebalancing program).

SPECIAL CIRCUMSTANCES
An employee may engage in a purchase or sale transaction in a Covered Security necessitated by special circumstances (such as estate planning) if the employee informs the General Counsel and/or CCO of the circumstances and obtains prior written approval for the transaction, in accordance with the PRE-CLEARANCE PROCEDURES of this Code. The General Counsel and/or CCO shall consider the totality of the circumstances, including whether the trade would involve a breach of any fiduciary duty, would otherwise be inconsistent with applicable laws and/or Chilton's policies and procedures, or would create an appearance of impropriety. If approval for a transaction is granted, the Firm may impose certain conditions that could impact the manner and timing of the transaction (and future transactions).

PERSONAL TRADING REFERENCE CHART
Attached as Exhibit 2 is a chart of common personal securities trading transaction types and their associated rules and is provided as a tool in understanding and navigating the Firm's personal trading purchase and sale guidelines. Exhibit 2 also includes the list of approved ETFs.

PRE-CLEARANCE PROCEDURES
An employee seeking pre-clearance for a transaction in a Covered Security should make such request using the Personal Trading Control Center. If a transaction is pre-cleared, the authorization will expire at the end of the day it is given unless a longer period is specified in the authorization. Once the permissible time period has expired, pre-clearance must be obtained again before any further trading is conducted. The CCO and/or a designee will maintain records of all pre-clearance requests and authorization decisions.

A pre-clearance request will generally be rejected if the request: (a) involves a security that is being purchased or sold by Chilton or CIS on behalf of any Client or client of CIS within the applicable periods

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noted above; (b) involves a security for which Chilton or CIS has a present intention to purchase or sell for a Client or CIS client; (b) is otherwise prohibited under any internal policies of Chilton; (c) breaches any duty to a Client or Investor or client or investor of CIS; (d) is otherwise inconsistent with applicable law, including the Advisers Act; or (e) creates an undisclosed material conflict of interest or an appearance thereof.

Certain designated employees may make preliminary preclearance requests to the CCO and/or a designee via email. For all requests that are approved on a preliminary basis, the employee will be required to complete a PERSONAL SECURITIES TRADING REQUEST and provide it to the CCO and/or a designee. The employee may not place the transaction until he/she receives written authorization, either in paper or electronic mail form, from the CCO and/or a designee.

PRE-CLEARANCE REQUESTS MUST BE KEPT CONFIDENTIAL. When pre-clearance is requested for a securities transaction, the Firm has discretion to reject the request and is not obligated to explain its rationale to the employee making the request. Nonetheless, the decision to reject the pre-clearance request could be interpreted as a sign that Chilton or CIS intends to trade the same security. For this reason, all pre-clearance requests and rejections should be kept confidential. If a third party, such as a broker, is informed that pre-clearance is being sought for a particular transaction, the third party may be able to infer that the Firm intends to trade the security at issue as well as the potential timing of such transaction.

6.4 SECURITIES REPORTING BY ACCESS PERSONS

NEW ACCESS PERSONS
New Access Persons of Chilton are required to complete and submit to the CCO and/or a designee a schedule of Personal Accounts and No Control Accounts and securities holdings in those accounts within 10 days of becoming an Access Person, generally as part of entering into an employment agreement with Chilton. The schedule includes the following information:

     o A list of each Covered Security, including the title and type, exchange ticker or CUSIP, number of shares, and/or principal amount (if fixed income securities) of such Covered Security in any Personal Account or No Control Account; and

     o A list of each of the Access Person's Personal Accounts or No Control Accounts, including with respect to each account its name and number and the name of the broker, dealer or bank with whom the account is maintained.

     o    The date the report is submitted by the Access Person.

All such information must be current as of a date not more than 45 days prior to the date on which such person becomes an Access Person. An Access Person may affix (staple) a copy of brokerage account statements that include all the required information to the schedule and attest that such accounts and the securities listed in the statements are complete and current in lieu of listing such accounts and securities in the schedule. This schedule must be submitted even if an Access Person has no Covered Securities or Personal Accounts to report.

DUPLICATE TRADE CONFIRMATIONS AND BROKERAGE STATEMENTS AND QUARTERLY REPORTING

DUPLICATE TRADE CONFIRMATIONS AND BROKERAGE STATEMENTS. All Access Persons must ensure that for each Personal Account, No Control Account and Parallel Account of the Access Person brokerage activity is added to the Chilton feed at the personal trading software vendor or duplicate copies of trade confirmations and

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monthly account statements(4) are submitted directly to the CCO and/or a designee by the broker, dealer or bank with whom the account is maintained, unless other arrangements are made with the written approval of the CCO and/or a designee. A sample letter that can be used by an Access Person to request such duplicate statements from the broker, dealer or bank is provided as
Exhibit 6.

QUARTERLY REPORTING. Access Persons are required to provide a report of quarterly transactions that contains certain information about each transaction during the quarter involving a Covered Security (including a mutual fund advised or sub-advised by Chilton) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. This information includes (i) the date of the transaction; (ii) the title, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Covered Security involved; (iii) the nature of the transaction (i.e., purchase, sale);
(iv) the price; (v) the name of the broker, dealer or bank through which the transaction was executed and (vi) the date the report is submitted by the Access Person. In most cases, Chilton will rely on the trade confirmations and/or account statements that it automatically receives and the employee need not re-submit that information. However, all Access Persons must report any transaction in a Covered Security to Chilton if Chilton does not receive a duplicate copy of the trade confirmation or it does not appear on the brokerage statements that are sent automatically to Chilton. Such transactions are most commonly transactions in private placements that are not executed through or held in an account with a broker-dealer (such as when an Access Person purchases or sells an interest in a hedge fund). In such a case, it is the Access Person's responsibility to report to the CCO and/or a designee that it has completed the transaction in the relevant quarter and such report must be submitted to the CCO and/or a designee no later than 30 days after the end of the quarter. Furthermore, if an Access Person's confirmations or account statements do not contain all of the information required by applicable law regarding the transactions reported on those confirmations or statements, the Access Person must provide the supplemental information no later than 30 days after the end of the quarter.

UPDATING PERSONAL ACCOUNTS, NO CONTROL ACCOUNTS AND PARALLEL ACCOUNTS
Each Access Person is required to inform the CCO and/or a designee promptly and provide appropriate information to the CCO and/or a designee under the following circumstances: (1) if any Personal Account, No Control Account or Parallel Account is opened; (2) if any existing Personal Account, No Control Account or Parallel Account is closed; and (3) as other relevant changes occur (e.g., a non-self-directed 401(k) account is converted into an IRA or a self-directed 401(k) account, which means the account now meets the definition of a Personal Account). Each Access Person is required to provide the CCO and/or a designee no later than 30 days after the end of a calendar quarter the following information with respect to any Personal Account, No Control Account or Parallel Account established by the Access Person during the calendar quarter in which securities were held for the direct or indirect benefit of the Access Person: (i) the name of the broker, dealer or bank with whom the account is maintained, (ii) the date the account was established and (iii) the date the report is submitted by the Access Person.

ANNUAL PERSONAL TRADING ACCOUNT ATTESTATION
Every Access Person must submit an ANNUAL ACCOUNT ATTESTATION to the CCO and/or a designee, which Attestation shall include, among other things, representations and certifications from such Access Person that all applicable account statements are being sent to the CCO and/or a designee and that all holdings information is accurate and complete therein. The report must be submitted within 45 days after year end and must provide the information requested as of December 31 or for the year-ended December 31, as applicable.

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(4)  Some financial institutions may send account statements on a quarterly basis only. That is acceptable so long as Chilton receives such statements within 30 days of the quarter end.

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Access Persons are required to re-certify in in the Annual Account Attestation the classification of each account at year-end (for example, each Access Person in the Annual Account Attestation will attest to the status of all No Control Accounts for the reporting period).

Any Access Person need not submit separate reports pursuant to the 17j-1 Code provided that such person complies with the reporting requirements under this Code as these requirements are at least as extensive as the reporting requirements under the 17j-1 Code.

RESPONSIBILITIES OF THE LEGAL AND COMPLIANCE DEPARTMENT
The Legal and Compliance Department will:

     o    Inform Access Persons of their reporting obligations;

     o    Maintain all of the records described in this Code;

     o Review the duplicate trade confirmations, reports and accounts statements supplied by brokerage firms with respect to Personal Accounts of Access Persons for improper trading activity and to ensure that any transaction in a Covered Security was completed in compliance with this Code; and

     o Periodically match the trading activity of Clients against the securities transactions of Access Persons, and document the results.

6.5 INSIDER TRADING PROVISIONS OF SECTION 204A

BACKGROUND
On occasion an employee of an investment adviser may receive "inside," non-public or confidential information pertaining to a security or its issuer. For example, he/she may obtain non-public information through associations with insiders of such entities. In these cases, where the employee obtains or receives non-public information and that information is material, the employee has a duty and obligation under the law not to recommend a trade or trade on such information until this information becomes public.

Section 204A of the Advisers Act requires that investment advisers establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by the adviser or any person associated with the adviser. In light of the increased focus on insider trading and increased penalties, it is important for Chilton to implement the necessary policies and procedures in order to protect itself against the significant penalties and damage in reputation that may result from an insider trading violation. The SEC has made a review of the required policies and procedures a focal point in its inspections of advisers.

EXAMPLES OF INSIDER TRADING
All employees are expected to read and be familiar with the following examples of insider trading and responses to the receipt of material, non-public information.

By way of example, violations of the insider trading rule may be found to have occurred when persons trade on material non-public information about:

     o    upcoming earnings news;

     o information about a pending merger, acquisition, tender offer, joint venture or sale of assets;

     o a new product or regulatory approval/disapproval of a possible product;

================================================================================
Effective Date: September 2015          - 70 -

     o    new or changing customer relationships;

     o    changes in corporate control or management;

     o changes in auditors or delays in the disclosure of financial information;

     o    information regarding defaults, redemptions, calls of securities;

     o    changes in dividend policy;

     o    plans regarding public or private sales of securities;

     o    litigation or regulatory proceedings; or

     o    changes in analyst recommendations.


This list is non-exclusive and there is a wide range of types of information that can be material and non-public.

Legal sanctions for insider trading have been applied to:

     o    persons inside a company who traded the stock;

     o    persons outside the company who traded the stock;

     o persons inside the company who told persons outside the company who traded the stock; and;

     o persons outside the company who told other persons outside the company who traded the stock.

An employee may receive information from or regarding an issuer, although no special or confidential relationship exists between them. For example, an employee may inadvertently hear an officer tell an outsider by telephone of a significant corporate event, such as a large unannounced quarterly loss. An employee may also receive the information through its use of, and consultation with, expert consultants and research firms. Please see Exhibit 12: Use of Expert Consultants and Research Firms for the Firm's policies and procedures with respect to such consultants and research firms.

Other examples of potential sources of inside information include the receipt of information related to the offering of private investments in public offerings ("PIPES"), and information from other third parties including but not limited to counsel, independent registered public accounting firms, financial printers, trading partners, private fund investors and clients.

CHILTON'S POLICIES AND PROCEDURES REGARDING INSIDER TRADING
The General Counsel and Assistant General Counsel are responsible for overseeing compliance with insider trading guidelines and providing a resource for giving guidance and answering employee questions.

IF AN EMPLOYEE, REGARDLESS OF POSITION, RECEIVES INFORMATION HE/SHE BELIEVES IS MATERIAL NON-PUBLIC INFORMATION, THE EMPLOYEE MUST CONVEY SUCH INFORMATION TO THE GENERAL COUNSEL OR ASSISTANT GENERAL COUNSEL IMMEDIATELY. The General Counsel or Assistant General Counsel will then make a judgment as to the handling of such information in order to prevent possible charges of insider trading violations. Failure by an employee to disclose such information to the General Counsel or Assistant General Counsel in a timely manner may result in termination of the employee.

================================================================================
Effective Date: September 2015          - 71 -

The following procedures have been established to assist employees in avoiding violations of the insider trading laws. Every employee must follow these procedures or risk being subject to the sanctions described above. If an employee has any questions about these procedures, he/she should bring such questions immediately to the General Counsel or Assistant General Counsel.

IDENTIFYING INSIDE INFORMATION
Employees should consider the following two questions when determining whether any information might be considered "inside information":

     o Is the information MATERIAL? Is this information an investor would consider important in making an investment decision? Would public disclosure of this information affect the market price of the security?

     o Is the information NON-PUBLIC? To whom has this information been provided? Has the information been effectively communicated to the marketplace through publication in a magazine or newspaper of general circulation, or through some other media available to the public?

If after considering the above, the employee believes that the information may be material and non-public, he should take the following action:

     o Report the matter immediately to the General Counsel or Assistant General Counsel and disclose all information which the employee believes may be relevant on the issue of whether the information is material and non-public.

     o Refrain from recommending a purchase or sale or from purchasing or selling any security about which such information has been received. This prohibition applies to the employee's Personal Accounts and/or any Client account managed by Chilton.

     o Refrain from communicating the information to anyone outside or within Chilton, other than the General Counsel or Assistant General Counsel.

After reviewing the information and, if necessary, consulting with counsel and/or Chilton personnel, the General Counsel or Assistant General Counsel will determine whether such information is material and non-public and take appropriate actions, including but not limited to placing the security on the Firm's restricted list.

SUPERVISORY PROCEDURES
The General Counsel and Assistant General Counsel are critical to the implementation and enforcement of the Firm's procedures against insider trading. The supervisory procedures set forth below are designed to prevent insider trading by employees, detect such trading if it occurs and provide appropriate sanctions for violations of these procedures.

STEPS TO PREVENT INSIDER TRADING:

     o Every new employee will be provided with a copy of this Manual and must acknowledge that the employee has read the Manual, specifically including the Code of Ethics and related sections concerning the prevention of misuse of material non-public information.

     o On a quarterly basis, all employees are required to certify their compliance with the Firm's policies and procedures on the Quarterly Compliance Attestation with respect to insider trading.

     o The CCO and/or a designee will enforce the applicable personal securities trading restrictions provided in this Code.

================================================================================
Effective Date: September 2015          - 72 -

     o The General Counsel and Assistant General Counsel, or a designee, will, on a periodic basis, conduct training to familiarize appropriate employees with the Firm's insider trading procedures, including by bringing in outside counsel. Special training may be held, as necessary, for those employees working in areas where they are more likely to receive inside information in the course of their duties.

     o The General Counsel and Assistant General Counsel will be available to assist employees on questions involving insider trading.

     o The General Counsel or Assistant General Counsel will resolve issues of whether information received by an employee is material and non-public.

     o Whenever it has been determined that an employee has received material non-public information, the General Counsel or Assistant General Counsel will implement measures to prevent (i) dissemination of such information and (ii) trading in the security by Chilton, CIS and their employees.

STEPS TO DETECT INSIDER TRADING:

     o The CCO and/or a designee will review all personal securities transactions by employees to ensure that such activities are in compliance with the applicable personal securities trading restrictions provided in this Code and review periodically the trading activities in Chilton's proprietary accounts, if any;

     o Chilton will request information from Private Fund Investors about their possible access to material non-public information; and

     o The CCO and/or a designee will conduct such investigation, as necessary, when the CCO and/or a designee has reason to believe that any employee has received and traded on inside information and/or has disseminated such information to other persons.

6.6 MARKET MANIPULATION

Intentional or willful conduct that is designed to deceive or defraud investors by controlling or artificially affecting the price of securities or market conditions is a violation of various securities laws. Accordingly, no employee may directly or indirectly engage in any conduct that is intended to manipulate the price of any security or trading market. In particular, an employee should act responsibly when disseminating information within and outside of the Firm AND is prohibited from disseminating information or rumors regarding any issuer that the employee believes or knows to be false or misleading or to be of a sensational nature (such that the information might reasonably be expected to affect market conditions).

MARKET MANIPULATION CAN SUBJECT THE EMPLOYEE AND THE FIRM TO BOTH CIVIL AND CRIMINAL SANCTIONS AS WELL AS REPUTATIONAL HARM.

The CCO and/or a designee may also implement procedures designed to detect and investigate manipulative behavior.

================================================================================
Effective Date: September 2015          - 73 -

6.7 DEALINGS WITH CLIENTS AND INVESTORS

No employee may directly or indirectly purchase from or sell to a Client or Investor or any client, investor or managed account of CIS any security, unless the transaction is pre-approved in writing by the General Counsel or Assistant General Counsel and any requirements under the law, if applicable, are followed.

Employees are prohibited from holding funds or securities of an Investor or Managed Account (or an investor or managed account of CIS) or acting in any capacity as custodian or trustee for a Fund account or Managed Account (or a CIS fund account or managed account), unless such act complies with this Manual.

Employees are prohibited from borrowing money or securities from any Investor or owner of a Managed Account (or an investor or managed account of CIS) and from lending money to any Investor or owner of a Managed Account (or a CIS investor or owner of a CIS managed account), unless such person is a member of the employee's immediate family and/or the transaction has been approved in writing by the General Counsel and CCO and/or a designee.

Employees may not provide legal or tax advice to any Client, potential Client, Investor or potential Investor. When legal or tax questions are raised by a Client, potential Client, Investor or potential Investor including in connection with the completion of any Subscription Document for a Private Fund, employees should encourage such Client, potential Client, Investor or potential Investor to consult its own adviser.

6.8 COMMUNICATIONS WITH THE MEDIA

All unsolicited inquiries from the press regarding the Firm or CIS, their Clients, their Investors, or any aspect of Chilton's or CIS's business should be referred to the General Counsel. Similarly, employees should not initiate contact with the press under any circumstances. It is Chilton's general policy not to endorse publicly the products or services of the Firm's or CIS's suppliers, clients or investors; any exceptions must be approved by the General Counsel. This includes commentary in press articles (including "in-house" publications) and participation in testimonial advertising, promotional brochures or annual reports. In general, the Firm will not provide information to the press regarding securities positions held by Clients.

6.9 PERSONAL OBLIGATIONS TO GOVERNMENT AND REGULATORY BODIES

Since integrity in financial affairs is an important aspect of the Firm's reputation, employees are expected to adhere to those standards in their personal financial affairs. Specifically, the Firm expects employees to satisfy their personal obligations to governmental and regulatory bodies, including the timely and accurate filing of relevant tax returns.

6.10 UNREGISTERED INVESTMENT ADVISER

No employee is permitted to hold himself/herself out as providing personal investment or financial advice to Clients or prospective clients except through his/her employment with Chilton and/or CIS. Failure to make such distinction may subject the employee to the registration provisions of Section 203 of the Advisers Act since he/she may be deemed to be operating as an unregistered investment adviser.

================================================================================
Effective Date: September 2015          - 74 -

6.11 ANTI-BRIBERY LAWS, INCLUDING THE FOREIGN CORRUPT PRACTICES ACT AND THE UK BRIBERY ACT

Employees, affiliates, agents and consultants acting on behalf of Chilton must comply with all applicable anti-bribery laws and regulations. These laws include the U.S. Foreign Corrupt Practices Act ("FCPA"), which makes it illegal to pay, promise, offer or authorize the giving of anything of value directly or through a third party to a "government official" to influence official action, and the UK Bribery Act which also prohibits offering, promising or giving anything of value to anyone, including someone in the private sector, to induce that person to perform work duties disloyally or otherwise improperly. Chilton's policy to comply with applicable anti-bribery laws is attached as
Exhibit 9. The term "GOVERNMENT OFFICIAL" includes any officer or employee of, or person acting on behalf of, a government, government-owned or controlled entity or public international organization, and any political party, party official, or candidate for political office.

6.12 GIFTS AND ENTERTAINMENT POLICIES

GENERAL POLICY STATEMENT
Chilton employees may not accept or give inappropriate gifts, favors, entertainment, meals, special accommodations, or other things of value to influence the recipient or that could make him or her feel beholden to a person or firm. Chilton has adopted the policies and procedures to govern the receipt and giving of gifts and entertainment, which are set forth in Exhibit 11.

6.13 OUTSIDE AFFILIATIONS AND BUSINESS ACTIVITIES

Chilton recognizes that outside affiliations and personal business activities could lead to the potential for conflicts of interest and could otherwise interfere with an employee's duties to Chilton and Clients. As a result, employees who wish to participate in any outside or personal business activity must seek prior approval from the Legal & Compliance Department. Examples of the types of outside affiliations or personal business activities that require pre-approval include, but are not limited to, serving on a board of directors of an outside company or taking a position of management in an outside company; engaging in outside business or non-profit ventures.

================================================================================
Effective Date: September 2015          - 75 -

6.14 POLITICAL CONTRIBUTIONS

IN GENERAL

Rule 206(4)-5 under the Advisers Act (the "PAY-TO-PLAY RULE") subjects Chilton to potentially severe sanctions in the event that, among other things, Chilton, its employees or their immediate family members make contributions to certain state or local government officials or candidates where the office of such official or candidate is directly or indirectly responsible for or can influence (or has authority to appoint any person who is directly or indirectly responsible for or can influence) the hiring of Chilton to manage the assets of the government entity (such as state government pension plans, state university endowments or other state or local government accounts). In addition, the Pay-to-Play Rule prohibits Chilton and its employees and their immediate family members from fundraising activities that include soliciting or coordinating political contributions or payments to a state or local political party where, or to an official or candidate of a government entity to which, Chilton is providing or seeking to provide advisory services.

Employees are required to pre-clear with the Legal and Compliance Department any contribution(5) (including any contribution by their spouse or dependants) made to a (i) government official (whether federal, state or local), (ii) candidate for government office (whether federal, state or local), (iii) political party or (iv) political action committee ("PAC"). Employees also must obtain pre-clearance from the Legal and Compliance Department prior to their (or their spouse or dependants) volunteering for, or otherwise engaging in any activity with respect to, any of the above.

In addition, employees (and their spouses or dependants) are not permitted to solicit or coordinate (i.e., collect and forward), from any person or entity (including a PAC), (i) contributions or (ii) "payments" (whether or not intended to influence an election or campaign) to a government official (whether federal, state or local), candidate for government office (whether federal, state or local), political party or PAC without pre-clearance by the Legal and Compliance Department. Employees should read this prohibition broadly and request pre-clearance if there is any doubt whether a given activity is permitted. For example, this prohibition would include (i) an e-mail (whether sent to Chilton employees or outside the Firm) seeking contributions or (ii) asking a service provider (such as a law firm and accounting firm) or a friend to make a contribution to a state or local candidate.

Employees and their spouses and dependants are prohibited from making any political contribution or engaging in any political activity for the purpose of directly or indirectly influencing or inducing the obtaining or retaining of Chilton's investment advisory services by a government entity. Further, employees are prohibited from considering Chilton's current or anticipated business or its business relationships as a factor in making any contribution or as a reason for engaging in an activity described above.

As a matter of policy, Chilton will not engage in any of the activities described above, unless pre-clearance is obtained from the Legal and Compliance Department.

PROHIBITION ON INDIRECT ACTIVITIES
Under no circumstances may Chilton or an employee make a contribution indirectly, or engage indirectly in any of the foregoing activities, such as through his or her advisers, family members or any other persons affiliated with Chilton or the employee, as a means of circumventing the restrictions.


----------
(5) For purposes of this policy the term "contribution" is broadly defined and includes a donation of money, a donation of resources (such as a personal residence, office location or refreshments for a campaign event or in furtherance of a campaign), loans, advances, payments of campaign-related expenses and transitional and inaugural expenses, payments to satisfy debts incurred in connection with an election and anything else of value for the purpose of influencing an election.

================================================================================
Effective Date: September 2015          - 76 -

PRE-CLEARANCE PROCEDURE
An employee seeking pre-clearance for any proposed contribution or activity described above is required to submit a request to the Legal and Compliance Department by completing the Political Contribution Request. For each proposed contribution or activity, the employee will be required to certify that such contribution or other activity is not for the purpose of directly or indirectly, influencing or inducing the obtaining or retaining of Chilton's investment advisory services by a government entity. If the Legal and Compliance Department determines, in its discretion, that a particular political contribution or activity may violate the Pay-to-Play Rule or other applicable law (or otherwise poses a conflict of interest for Chilton or CIS), the Legal and Compliance Department may prohibit such employee from making the contribution or engaging in the activity. AN EMPLOYEE MAY ONLY MAKE A POLITICAL CONTRIBUTION OR ENGAGE IN THE REQUESTED ACTIVITY AFTER OBTAINING WRITTEN APPROVAL FROM THE LEGAL AND COMPLIANCE DEPARTMENT. PLEASE NOTE THAT IT WILL TAKE APPROXIMATELY FIVE BUSINESS DAYS FOR THE LEGAL AND COMPLIANCE DEPARTMENT TO REVIEW AND DETERMINE WHETHER TO PERMIT OR DENY ANY SUCH REQUEST AND IT IS EXPECTED THAT MOST CONTRIBUTIONS TO STATE AND LOCAL GOVERNMENT OFFICIALS AND CANDIDATES WILL BE PROHIBITED.

RECORDKEEPING
The Legal and Compliance department will maintain a political contributions log that records all of the political contribution and activity requests received from employees and whether the request was approved or denied, as well as the appropriate books and records as set forth in Section 7 of Chilton's Compliance Manual.

CERTIFICATIONS
Each employee must certify quarterly on the Quarterly Compliance Attestation) that he/she has complied with Chilton's Political Contribution Policy for the preceding quarter, pre-cleared all contributions and activities in accordance with the Political Contribution Policy and has not made any contributions or engaged in any activities for the purpose of intending to influence the obtaining or retaining of contracts with government entities. In addition, since the Pay-to-Play Rule also incorporates contributions made by individuals prior to their employment with Chilton, each prospective employee will be required to detail his/her past contributions (including those of his or her spouse or dependents) as part of the hiring process.

PLACEMENT AGENTS
Under Rule 206(4)-5 of the Advisers Act, any placement agent hired by Chilton to solicit government entities must be a "regulated person" as defined in Rule 206(4)-5(f)(9) under the Advisers Act. A "regulated person" is a registered investment adviser, a registered broker-dealer or a registered municipal adviser, each of which must be subject to pay-to-play restrictions.

Each agreement with a placement agent must be reviewed and approved in advance by the Legal and Compliance Department to ensure, among other things, that the placement agent has obtained all required federal, state and local registrations and that the placement agent has complied with and will continue to comply with all applicable laws, rules, regulations and policies, including pay-to-play rules applicable to it. In addition, the Legal and Compliance Department will maintain a record of the names and business addresses of all "regulated persons" whom Chilton engages as a third-party solicitor or placement agent. Such recordkeeping requirement will apply regardless of whether Chilton has a government entity as a client at such time. See also "SECTION 1.6 CASH PAYMENTS FOR CLIENT SOLICITATION - RULE 206(4)-3".

6.15 CELL PHONE USAGE IN THE OFFICE

Personal cell phones, including text messaging, should not be utilized to conduct Firm business, unless an employee is out of the office and needs to use a cell phone to conduct Firm business. In general, personal cell phone usage in the office, including text messaging is disruptive and strongly discouraged.

================================================================================
Effective Date: September 2015          - 77 -

Other employment policies, principles, and procedures adopted by Chilton are set forth in Chilton's Employee Manual, a copy of which is provided to all Chilton employees upon joining the Firm and when any material updates are issued.

















================================================================================
Effective Date: September 2015          - 78 -

EXHIBIT 1:

CHILTON'S CLIENTS

1.   PRIVATE FUNDS

     A.   U.S. PARTNERSHIPS

          Chilton Investment Partners, L.P.
          Chilton Opportunity Trust, L.P.
          Chilton QP European Partners, L.P.
          Chilton Small Cap & Mid Cap Partners, L.P.
          Chilton Strategic Value Partners, L.P.
          Chilton Global Natural Resources Partners, L.P.
          Chilton Global Natural Resources Long Opportunities, L.P.

     B.   OFFSHORE PARTNERSHIPS AND FUNDS


          Chilton International, L.P. & Chilton International (BVI) Ltd. Chilton European International (BVI) Ltd.
          Chilton Small Cap & Mid Cap International, L.P. & Chilton Small Cap
               & Mid Cap International (BVI) Ltd.
          Chilton Strategic Value International II (BVI) Ltd.
          Chilton Global Natural Resources International (BVI) Ltd.
          Chilton Global Natural Resources Long Opportunities (BVI) Ltd.

2. REGISTERED FUNDS

          Arden Alternative Strategies II, a series of Arden Investment Series Trust
          Franklin K2 Alternative Strategies Fund, a series of Franklin Alternative Strategies Funds
          Altegris Equity Long/Short Fund, a series of Northern Lights Funds Wells Fargo Advantage Alternative Strategies Fund, a series of Wells Fargo Diversified Funds Trust
          Deutsche Strategic Equity Long/Short Fund, a series of Deutsche Market Trust
          AllianceBernstein Multi-Manager Alternative Strategies Fund, Inc. JPMorgan Multi-Manager Alternatives Fund, a series of JPMorgan Trust III

3. UCITS FUNDS

          Chilton UCITS - Global Strategies
          Arden Diversified Alternative Strategies Fund, a sub-fund of Arden Global Alternative Strategies plc
          DB Platinum Chilton Diversified, a sub-fund of DB Platinum Franklin Templeton Investment Funds -- Franklin K2 Alternative Strategies Fund
          DB Platinum Chilton European Equities, a sub-fund of DB Platinum.

================================================================================
Effective Date: September 2015          - 99 -

EXHIBIT 2: PERSONAL SECURITIES TRADING REFERENCE CHART

-----------------------------------------------------------------------------------------------------------
PURCHASES REFERENCE CHART
-----------------------------------------------------------------------------------------------------------
                                              PURCHASES ALLOWED      PURCHASES ALLOWED      PURCHASES
            TYPE OF TRANSACTION                     WITHOUT                  WITH              NOT
                                                PRE-CLEARANCE          PRE-CLEARANCE         ALLOWED
-----------------------------------------------------------------------------------------------------------
Stocks traded through a broker                                                                  o
-----------------------------------------------------------------------------------------------------------
Stocks purchased in a private placement                                        o
-----------------------------------------------------------------------------------------------------------
Mutual Funds -- Open End (excluding
Funds advised by Chilton)                              o
-----------------------------------------------------------------------------------------------------------
Mutual Funds -- Closed End (other than
in an IPO or private placement and                     o
(excluding Funds advised by Chilton))
-----------------------------------------------------------------------------------------------------------
Mutual Funds advised by Chilton **                                                              o
-----------------------------------------------------------------------------------------------------------
Corporate Bonds                                                                o
-----------------------------------------------------------------------------------------------------------
Direct Obligations of the U.S.
Government                                             o
-----------------------------------------------------------------------------------------------------------
Direct Obligations of any U.S. City,
County or State                                                                                 o
-----------------------------------------------------------------------------------------------------------
Direct Obligations of Foreign
Governments                                                                                     o
-----------------------------------------------------------------------------------------------------------
CDs (Certificates of Deposit)                          o
-----------------------------------------------------------------------------------------------------------
ETFs (Exchange Traded Funds) on
Chilton's Approved List*                               o
-----------------------------------------------------------------------------------------------------------
ETFs (Exchange Traded Funds) NOT on
Chilton's Approved List*                                                                        o
-----------------------------------------------------------------------------------------------------------
Purchases of securities through an
automatic dividend reinvestment plan                   o
-----------------------------------------------------------------------------------------------------------
IPOs                                                                                            o
-----------------------------------------------------------------------------------------------------------
LP Interest in another Hedge Fund                                              o
-----------------------------------------------------------------------------------------------------------
Purchases of additional shares of stocks
already held in your Personal Account                                                           o
-----------------------------------------------------------------------------------------------------------

**   THE FOLLOWING MUTUAL FUNDS ARE ADVISED BY CHILTON AND MAY NOT BE PURCHASED
1.   AllianceBernstein Multi-Manager Alternative Strategies Fund (ALTYX)
2.   Altegris Equity Long Short Fund, a series of Northern Lights Fund (ELSIX)
3. Arden Alternative Strategies II, a series of Arden Investment Series Trust (ARDWX)
4. Deutsche Strategic Equity Long/Short Fund, a series of Deutsche Market Trust (DSLIX)
5. Franklin K2 Alternative Strategies Fund, a series of Franklin Alternative Strategies Funds (FASRX)
6. JPMorgan Multi-Manager Alternatives Fund, a series of JPMorgan Trust III (JMMAX, JMCMX, JMMSX, JMMRX, JMMYX)
7. Wells Fargo Advantage Alternative Strategies Fund, a series of Wells Fargo Diversified Funds Trust (WAITX)


================================================================================
Effective Date: September 2015          - 100 -

-----------------------------------------------------------------------------------------------------------
SALES REFERENCE CHART
-----------------------------------------------------------------------------------------------------------
                                                     SALES ALLOWED          SALES ALLOWED          SALES
            TYPE OF TRANSACTION                          WITHOUT                  WITH              NOT
                                                     PRE-CLEARANCE          PRE-CLEARANCE         ALLOWED
-----------------------------------------------------------------------------------------------------------
Short Sales                                                                                          o
-----------------------------------------------------------------------------------------------------------
Stocks traded through a broker                                                      o
-----------------------------------------------------------------------------------------------------------
Stocks purchased in a private placement                                             o
-----------------------------------------------------------------------------------------------------------
Mutual Funds -- Open End (excluding Funds
advised by Chilton)                                         o
-----------------------------------------------------------------------------------------------------------
Mutual Funds -- Closed End (other than
ETFs and excluding Funds advised by                         o
Chilton)
-----------------------------------------------------------------------------------------------------------
Mutual Funds advised by Chilton                                                     o
-----------------------------------------------------------------------------------------------------------
Corporate Bonds                                                                     o
-----------------------------------------------------------------------------------------------------------
Direct Obligations of the U.S. Government                   o
-----------------------------------------------------------------------------------------------------------
Direct Obligations of any U.S. City, County or
State                                                                               o
-----------------------------------------------------------------------------------------------------------
Direct Obligations of Foreign Governments                                           o
-----------------------------------------------------------------------------------------------------------
CDs (Certificates of Deposit)                               o
-----------------------------------------------------------------------------------------------------------
ETFs (Exchange Traded Funds) on Chilton's
Approved List *                                             o
-----------------------------------------------------------------------------------------------------------
ETFs (Exchange Traded Funds) NOT on
Chilton's Approved List *                                                           o
-----------------------------------------------------------------------------------------------------------

================================================================================
Effective Date: September 2015          - 101 -

*APPROVED ETF LIST AS OF AUGUST 2015

--------------------------------------------------------------------------------
NAME                                                                    TICKER
--------------------------------------------------------------------------------
iShares MSCI EAFE ETF                                                   EFA
--------------------------------------------------------------------------------
iShares Russell 1000 Value ETF                                          IWD
--------------------------------------------------------------------------------
iShares Russell 1000 Growth ETF                                         IWF
--------------------------------------------------------------------------------
Core S&P 500 ETF                                                        IVV
--------------------------------------------------------------------------------
iShares J.P. Morgan USD Emerging Markets Bond ETF                       EMB
--------------------------------------------------------------------------------
iShares MBS ETF                                                         MBB
--------------------------------------------------------------------------------
1-3 Year Treasury Bond ETF                                              SHY
--------------------------------------------------------------------------------
iShares iBoxx $ Investment Grade Corporate Bond ETF                     LQD
--------------------------------------------------------------------------------
iShares Russell 1000 ETF                                                IWB
--------------------------------------------------------------------------------
iShares iBoxx $ High Yield Corporate Bond ETF                           HYG
--------------------------------------------------------------------------------
SPDR S&P 500                                                            SPY
--------------------------------------------------------------------------------
QQQ                                                                     QQQ
--------------------------------------------------------------------------------
iShares Russell 2000 ETF                                                IWM
--------------------------------------------------------------------------------
iShares MSCI Emerging Markets ETF                                       EEM
--------------------------------------------------------------------------------
SPDR Gold Trust                                                         GLD
--------------------------------------------------------------------------------
Europe Hedged Equity Fund                                               HEDJ
--------------------------------------------------------------------------------
Dividend Appreciation ETF                                               VIG
--------------------------------------------------------------------------------
iShares MSCI Japan ETF                                                  EWJ
--------------------------------------------------------------------------------
Financial Select Sector SPDR                                            XLF
--------------------------------------------------------------------------------
Japan Hedged Equity Fund                                                DXJ
--------------------------------------------------------------------------------
iShares U.S. Preferred Stock ETF                                        PFF
--------------------------------------------------------------------------------
Energy Select Sector SPDR                                               XLE
--------------------------------------------------------------------------------
MSCI EAFE Hedged Equity Fund                                            DBEF
--------------------------------------------------------------------------------
Small-Cap ETF                                                           VB
--------------------------------------------------------------------------------
Dow Jones Industrial Average ETF                                        DIA
--------------------------------------------------------------------------------
iShares China Large-Cap ETF                                             FXI
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Consumer Staples Select Sector SPDR                                     XLP
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Market Vectors TR Gold Miners                                           GDX
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Silver Trust                                                            SLV
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Effective Date: September 2015          - 102 -

EXHIBIT 3: NO CONTROL ACCOUNT CERTIFICATION

                        CHILTON INVESTMENT COMPANY, LLC

                        CHILTON INVESTMENT SERVICES, LLC

                        NO CONTROL ACCOUNT CERTIFICATION

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                           SECTION I -- CERTIFICATION
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With Respect to the account(s) listed under Section II of this form, I certify that:

     o The account(s) are controlled by: ___________________ ("Account Controller")


     o I do not have direct or indirect influence or control over the account(s), I do not discuss investment decisions concerning the account(s) with the Account Controller and the accounts(s) and the information in Section II remains true and correct.

     o If I have direct or indirect influence or control over any account(s) at a future date, I will promptly inform the Chief Compliance Officer and I understand that the account(s) will be considered a personal account of mine for purposes of the personal trading policies and procedures of Chilton's Compliance Manual.

     o I have or will arrange for the brokerage firm maintaining the account(s) to provide duplicate trade confirmations and account statements with respect to the account(s) to Chilton's Chief Compliance Officer so that Chilton may monitor the transactions in the account(s).

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                             SECTION II -- ACCOUNTS
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                                                     NAME OF THIRD PARTY WITH
ACCOUNT NAME                ACCOUNT NUMBER                 ACCOUNT CONTROL
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EMPLOYEE NAME: ____________________     EMPLOYEE SIGNATURE: ____________________

LEGAL & COMPLIANCE SIGNATURE: _________________________      DATE: _____________



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Effective Date: September 2015          - 103 -

EXHIBIT 6: SAMPLE LETTER TO BROKER FOR DUPLICATE STATEMENTS

                                                  Date: ___________________

_________________________
_________________________
_________________________
_________________________
(Name and Address of Broker)

Re: Account No.______________________

Dear Sir/Madam:

 I am the holder of the above account. Please begin sending duplicate copies of all account statements and trade confirmations for the above account to Chilton via the Chilton feed at Compliance Science (PTCC). If you are unable to provide statements electronically, please send duplicate statements to Chilton at the following address:

     Chief Compliance Officer
     Chilton Investment Company, LLC
     1290 East Main Street, 1st Floor
     Stamford, CT 06902

     If you have any questions, please contact me at my number below.

                                        Very truly yours,

                                        __________________________
                                        (Signature)

                                        __________________________
                                        __________________________
                                        __________________________
                                        __________________________
                                        __________________________
                                        (Name, Address and Telephone Number)

cc: Chief Compliance Officer
 Chilton Investment Company, LLC


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Effective Date: September 2015          - 112 -

EXHIBIT 11: GIFTS AND ENTERTAINMENT

GENERAL POLICY STATEMENT

Chilton employees may not accept or give inappropriate gifts, favors, entertainment, meals, special accommodations, or anything else of value to influence the recipient or that could make the recipient feel beholden to a person or firm. See Section 6.11 Anti-Bribery Laws of the Compliance Manual.

Chilton has established the policies and procedures set forth below, which govern the receipt of or giving of gifts, favors, entertainment, meals, special accommodations, or other things of value by employees.

For purposes of these procedures, "DE MINIMIS VALUE" means one or more gifts, favors, meals, special accommodations, or anything else of any value received by a single employee from or given to a single person in any calendar year, which IN THE AGGREGATE HAVE A VALUE OF LESS THAN $250; EXCEPT that a gift, favor, meal, special accommodation, or other item of value offered, promised or given to any GOVERNMENT OFFICIAL(10) IN ANY AMOUNT will be considered to be of more than DE MINIMIS value, and therefore, must always be pre-approved.

ERISA REPORTING

FORM 5500 REPORTING. In connection with Chilton's services to any ERISA plan invested in one of its funds, whether or not subject to ERISA, or separately managed accounts, gifts and entertainment received by Chilton are reportable on Schedule C to the plan's annual Form 5500 report unless the gift or entertainment is valued at less than $50 and the aggregate amount of gifts or entertainment provided from any one source in a year is less than $100. If the $100 limit is exceeded, all gifts must be included. There is an exception of ordinary business gifts or meals, where the cost of the gift or meal would be tax deductible for federal income tax purposes for the person providing the gift or meal and the gift or meal would not be taxable income to the recipient.

ERISA SECTION 408(B)(2). In connection with Chilton's management of ERISA funds or ERISA accounts, if Chilton expects to receive non-monetary compensation (I.E., gifts and entertainment) in connection with its position to the ERISA plan or the services it renders to the ERISA plan in an amount that exceeds $250 OVER THE TERM OF THE AGREEMENT OR ERISA PLAN'S INVESTMENT IN THE FUND, it would be reportable under Section 408(b)(2). Chilton may look to the guidance and methodologies for calculating non-monetary compensation set forth above under FORM 5500 REPORTING.

GIFTS

     o    No employee may receive or give a cash or cash equivalent gift.

     o Employees must report to the CCO and/or a designee any single gift received or given that has a value of less than DE MINIMIS value. The report should include the nature of the gift, the name and title of the recipient and donor of the gift, an estimate of the gift's value and a description of business pending with the recipient, if any.

     o No employee may receive any gift, service, or other item of more than DE MINIMIS value from any person or entity that does or seeks to do business with or on behalf of Chilton without first obtaining the approval of the CCO and/or a designee. (11)


----------
(10) "GOVERNMENT OFFICIAL" includes any officer or employee of, or person acting on behalf of, a government, government-owned or controlled entity or public international organization, and any political party, party official, or candidate for political office.
(11) EXAMPLE. To illustrate how this policy works, if a prime broker gives a Chilton employee three gifts (on three different occasions) during a calendar year, each with a value of $100, the employee would be required to report the first and second gifts, each with a value of $100.00 (but in aggregate equaling $200), to the CCO and/or a designee and obtain prior approval for the third gift of $100 (as well as any subsequent gifts during the calendar year) because the employee is receiving gifts from the prime broker that, taken together, total $250 or more in the aggregate in one calendar year.

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Effective Date: September 2015          - 137 -

     o No employee may give, offer, promise or authorize any gift of more than DE MINIMIS value to any existing or prospective client, government official (as defined in Section 6.11) or any other person that is in a position to take action for or against Chilton without pre-approval of the CCO and/or a designee. REMINDER: consistent with the definition of DE MINIMIS value, a gift of ANY AMOUNT to a government official must be pre-approved.

          Exclusions: The pre-approval and reporting requirements described above do not apply to (i) promotional items of nominal value, such as pens, T-shirts, key chains, calendars and similar items or (ii) except with respect to any gifts to government officials, personal or social gifts (I.E., gifts given because of a long standing personal or familial relationship with a person and not related to business of the firm).

     o No employee may offer, promise or give, directly or through a third party, anything to any "government official" to influence official action or to anyone to induce that person to perform work duties disloyally or otherwise improperly.

     o Anything given to others by an employee must be of an appropriate value and nature considering legal custom, the position of the recipient and the circumstances, and would not cause embarrassment to Chilton.

     o    Anything given to others must be legal under local laws.

ENTERTAINMENT

     o Any entertainment, including meals, provided to a government official, union or labor organization official or representative or an ERISA plan fiduciary or representative of ANY VALUE must be pre-approved by the CCO and/or a designee.

     o No employee may provide or accept extravagant or excessive entertainment, including meals, to or from any existing or prospective client or any other person or entity that does or seeks to do business with or on behalf of Chilton or is in a position to secure advantages on Chilton's behalf.

     o Employees may, without pre-approval, provide to or accept from private parties business-related entertainment of reasonable value, such as a meal with a business purpose at a mid-priced restaurant, if the person or entity providing the entertainment is present.
          EXCLUSION: This allowance would not apply to a government official, union or labor organization official or representative or an ERISA plan fiduciary.

     o Employees must report to the CCO and/or a designee any business-related entertainment accepted. The report should include the nature of the entertainment, the names and titles of the attendees, the recipient and donor of the event, an estimate of the per person value of the entertainment (including any transportation or lodging provided in connection with the event) and a description of any business, or governmental decision, pending with the recipient, if any.

     o Any event where the person or entity providing the invitation is not present will be considered a gift and must be pre-approved by and reported to the CCO and/or a designee in accordance with the gift procedures above.

     o Any non-local travel proposed to be offered, promised or given by Chilton must be pre-approved.

Employees who have questions about the appropriateness of giving or accepting a particular gift or an invitation to an entertainment event should consult with the CCO and/or a designee.

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Effective Date: September 2015          - 138 -

NOTE ON EDUCATIONAL CONFERENCES

Special rules may apply if a Chilton employee is invited to an educational conference if the cost of the conference is being paid by a third party. If you are asked to attend such a conference, please contact the CCO and/or a designee.















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Effective Date: September 2015          - 139 -